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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement of Kindred Healthcare, Inc. (formerly known as Vencor, Inc.) on Form S-8 pertaining to the Vencor 2000 Stock Option Plan and the Vencor Restricted Share Plan of our report dated March 16, 2001, with respect to the consolidated financial statements and financial statement schedule of Vencor, Inc., which appears in Vencor, Inc.'s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 20, 2001.


/s/ PricewaterhouseCoopers LLP

Louisville, KY
April 26, 2001